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                                                                  EXHIBIT 3.6(B)

                        THE COMPANIES LAW (2000 REVISION)

                            COMPANY LIMITED BY SHARES

                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION

                                       OF

                  SEAGATE REMOVABLE STORAGE SOLUTIONS HOLDINGS

         Amended and Restated by Special Resolution of the Sole Shareholder dated _______________

                                 INTERPRETATION

1. In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

         "ARTICLES"                 means these Articles as originally framed or
                                    as from time to time altered by Special
                                    Resolution.

         "AUDITORS"                 means the persons for the time being
                                    performing the duties of auditors of the Company.

         "BOARD"                    means the board of directors of the Company.

         "COMMON SHARES"            has the meaning given in the Company's
                                    Memorandum of Association.

         "COMPANY"                  means the above-named Company.

         "DEBENTURE"                means debenture stock, mortgages, bonds and
                                    any other such securities of the Company whether constituting a charge on the assets of the Company or not.

         "DIRECTORS"                means the directors for the time being of
                                    the Company.

         "DIVIDEND"                 includes bonus.
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         "EXTRAORDINARY
            DISTRIBUTION"           means any distribution to the holders of the
                                    Preferred Shares of (i) securities of any subsidiary of the Company in a spin-off or spin-out transaction or (ii) the proceeds from the sale or other disposition of the assets or outstanding capital stock of any such subsidiary.

         "FAIR MARKET VALUE"        means: (a) in the case of property other
                                    than cash or securities, the market value of such property on the date in question as determined in good faith by the Board; and
                                    (b) in the case of securities, the average of the daily closing prices of the securities for the ten consecutive trading days ending on and including such date of determination. The closing price for each day shall be: (i) if the securities are listed on the NASDAQ National Market, the last reported sale price of such securities on the NASDAQ National Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, (ii) if the securities are not listed or admitted for trading as described in clause (i), the last reported sale price of such securities on the NYSE, or if such securities are listed or admitted for trading on any other national securities exchange, the last sale price, or the closing bid price if no sale occurred, of such securities on the principal securities exchange on which the securities are listed, or (iii) if not quoted or listed as described in clauses (i) or (ii), the mean between the high bid and low asked quotations for such securities as reported by the National Quotation Bureau
                                    Incorporated if at least two securities
                                    dealers have inserted both bid and asked quotations for the securities on at least five of the ten preceding Trading Days. If none of the conditions set forth above is met, the last reported sale price of the securities on any day or the average of such last reported sale prices for any period shall be the fair market value of the securities as determined by a member firm of the NYSE selected by the Company.

         "IPO" means a firm commitment underwriting public offering of the Common Shares pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended, which yields



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                                    the Company net proceeds in an amount not
                                    less than $25 million.

         "LIQUIDATION EVENT"        means any liquidation, dissolution, or
                                    winding up of the Company, whether voluntary or involuntary. For purposes of these Articles, (a) a consolidation or merger of the Company with or into any other company or any subsidiary thereof, other than a merger or consolidation in which securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction; (b) a sale of all, or substantially all, of the assets of the Company or (c) a series of transactions in which more than 50% of the voting power of the Company is disposed of shall be deemed to be within the purview of a liquidation, dissolution, or winding up.

         "MEMBER" shall bear the meaning as ascribed to it in the Statute.

         "MONTH"                    means calendar month.

         "PAID-UP"                  means paid-up and/or credited as paid-up.

         "PREFERRED SHARES"         has the meaning given in the Company's
                                    Memorandum of Association.

         "REGISTERED OFFICE"        means the registered office for the time
                                    being of the Company.

         "SEAL" means the common seal of the Company and includes every duplicate seal.

         "SECRETARY"                includes an Assistant Secretary and any
                                    person appointed to perform the duties of Secretary of the Company.

         "SERIES A PREFERRED
            SHARES" has the meaning given in the Company's Memorandum of Association.

         "SERIES A STATED AMOUNT"   means US $1.60 per Series A Preferred Share.

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         "SPECIAL RESOLUTION"       has the same meaning as in the Statute and
                                    includes a resolution approved in writing as described therein.

         "STATUTE"                  means the Companies Law of the Cayman
                                    Islands as amended and every statutory
                                    modification or re-enactment thereof for the time being in force.

         "WRITTEN" and "IN WRITING" include all modes of representing or reproducing words in visible form.

         Words importing the singular number only include the plural number and vice-versa. Words importing the masculine gender only include the feminine gender. Words importing persons only include corporations.

                                   PRELIMINARY

2. The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted or issued.

3. The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

                                     SHARES

4. Except as otherwise provided in these Articles, all shares in the capital of the Company for the time being and from time to time unissued shall be under the control of the Board and may be re-designated, allotted, or disposed of in such manner, to such persons, and on such terms as the Board, in its discretion, may think fit.

                                  COMMON SHARES

5. The holders of Common Shares shall be entitled to receive such dividends and distributions as may be declared from time to time by the Board. Such dividends and distributions shall be from such assets lawfully available therefor as the Directors may determine and shall otherwise be paid and/or made as provided in these Articles.

6. After payment in full of the Liquidation Preference (as such term is defined below) to the holders of Preferred Shares who are entitled to such Liquidation Preference pursuant to a resolution of the Board or pursuant to these Articles (the "ELIGIBLE PREFERRED SHAREHOLDERS"), any remaining assets of the Company that are legally available for distribution, if any, shall be distributed ratably among (a) any Eligible Preferred Shareholder who (after having received the Liquidation Preference) has the right to participate in such distribution pursuant to a written resolution of the Board or pursuant to these Articles and


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         (b) the holders of Common Shares on a pro rata basis.

7. Any dividend distributed other than in cash by the Company to the holders of Common Shares pursuant to these Articles will be valued at the Fair Market Value of the property being transferred as such dividend.

8. Each holder of Common Shares shall have one vote in respect of each Common Share held by such holder at general meetings of the Company.

                                PREFERRED SHARES

9. The Preferred Shares may be issued from time to time in one or more series pursuant to any resolution of the Board that provides for such issuance. The Board may determine the rights, preferences, privileges, and restrictions granted to, or imposed upon, any wholly unissued series of Preferred Shares and to fix the number of shares of any series of Preferred Shares and the designation of any such series of Preferred Shares, in all cases on or prior to the issue of Preferred Shares of such series. The Board may increase or decrease (but not below the number of shares in any such series then outstanding) the number of authorized shares of any series subsequent to the issue of shares of that series. The authority of the Board with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix (prior to issue):

         (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

         (b) the rate and frequency at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

         (c) the right or obligation, if any, of the Company to redeem shares of the particular class or series of Preferred Shares and, if redeemable, the price, terms, and manner of such redemption;

         (d) the special and relative rights and preferences, if any, and the amount per share that the shares of such class or series of Preferred Shares shall be entitled to receive upon any Liquidation Event;

         (e) the terms and conditions, if any, whereby shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or series, including the price or rate of conversion or exchange and the terms of adjustment, if any (such conversion or exchange to be by means of redemption and reissue of shares of the other class or series);

         (f) the obligation, if any, of the Company to redeem or purchase shares of such class or



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         series and the terms and conditions of such obligation;

         (g) the voting rights, in any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Shares;

         (h) the limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Shares; and

         (i) such other preferences, powers, qualifications, special or relative rights, and privileges thereof as the Board, acting in accordance with these Articles, may deem advisable and not inconsistent with Cayman Islands law and the Statute.

                            SERIES A PREFERRED SHARES

10. The holders of Series A Preferred Shares shall be entitled to receive and to participate in such dividends and distributions as may be declared from time to time by the Board. Such dividends and distributions shall be paid and/or made on a pari passu basis with dividends and distributions on or in respect of Common Shares. Such dividends may be made in cash or specie as the Directors determine.

11. Any dividend distributed other than in cash by the Company to the holders of Series A Preferred Shares pursuant to these Articles (including the Extraordinary Distributions) will be valued at the Fair Market Value of the property being transferred as such dividend.

12.      (a)      Following any Liquidation Event, before any distribution or payment shall be made to the holders of any Common Shares, the holders of Series A Preferred Shares shall be entitled to be paid out of the remaining assets of the Company that are legally available for distribution with respect to all shares of Series A Preferred Shares then outstanding an amount in cash (to be shared ratably by the holders of Series A
                  Preferred Shares) equal to the excess of (i) US $1.60 per Series A Preferred Share over (ii) the amount of any Extraordinary Distributions previously paid per Series A
                  Preferred Share (the "LIQUIDATION PREFERENCE").

         (b) After payment in full of the Liquidation Preference to the Eligible Preferred Shareholders, any remaining assets of the Company that are legally available for distribution shall be further distributed ratably among (i) the holders of Series A Preferred Shares, (ii) the holders of Common Shares, and (iii) any Eligible Preferred Shareholder (other than holders of Series A Preferred Shares) who has the right to participate in such distribution pursuant to a written resolution of the Board or pursuant to these Articles.

         (c) If, upon any such Liquidation Event, the remaining assets of the Company that are legally available for distribution to its shareholders are insufficient to pay the holders of Series A Preferred Shares the full Liquidation Preference on each Series A Preferred Share, then the holders of Series A Preferred Shares shall share ratably in any distribution of such remaining assets in proportion to the respective amounts


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                  that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         (d) Subject to Articles 24 and 25, at any time when Series A Preferred Shares are outstanding, without the written consent of the holders of a majority of the then outstanding Series A Preferred Shares, the Company shall not create, or authorize the creation of, any additional class or series of shares that ranks senior to the Series A Preferred Shares with respect to the distribution of assets upon any Liquidation Event.

13. The payment in full of the Liquidation Preference on each Series A Preferred Share shall automatically constitute the redemption in full of that Series A Preferred Share. To the extent that Series A Preferred Shares are redeemed in full, such Series A Preferred Shares shall be cancelled, and the issued share capital of the Company shall be reduced by the nominal value of the shares so redeemed. The redemption shall not be taken as reducing the authorized share capital of the Company.

14. The holders of Series A Preferred Shares shall be entitled to vote upon any and all matters upon which holders of Common Shares have the right to vote.

15. With respect to each Series A Preferred Share held by the holders thereof, each such holder shall have a number of votes that is equal to the number of Common Shares into which the Series A Preferred Shares could be converted, and such votes shall be counted together with all other shares (including the Common Shares) of the Company and not separately as a class.

16. The Series A Preferred Shares shall be convertible into Common Shares as follows:

         (a)      CONVERSION RIGHT

                  Any holder of Series A Preferred Shares shall have the right, at such holder's option, at any time or from time to time, to convert any of such holder's Series A Preferred Shares into such number of Common Shares as is determined by (x) dividing the Series A Stated Amount by the Conversion Price (defined below) in effect at the time of the conversion and (y) multiplying such quotient by the number of Series A Preferred Shares to be converted. The "CONVERSION Price" shall initially be US $1.60 per share. Such Conversion Price shall be subject to adjustment as hereinafter provided.

         (b)      MECHANICS OF CONVERSION

                  Any holder of Series A Preferred Shares may exercise the conversion right specified herein by surrendering to the Company the certificate(s) for the Series A Preferred Shares to be converted, accompanied by written notice specifying the number of the shares to be converted.

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                  Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made (such date is referred to herein as the "CONVERSION DATE").

                  Subject to the provisions of subparagraph (d)(v), as promptly as practicable thereafter, the Company shall make appropriate entries in the Register of Members, cancel the relevant Series A Preferred Share certificates and issue and deliver to such holder certificate(s) for the number of full Common Shares to which such holder is entitled and a check or cash with respect to any fractional interest in a Common Share as provided in subparagraph (c).

                  The person whose name has been entered on the Register of Members shall be the legal owner of the Common Shares on the applicable Conversion Date.

                  Upon conversion of only a portion of the number of shares covered by a certificate representing the Series A Preferred Shares surrendered for conversion, the Company shall issue and deliver to such holder, at the expense of the Company, a new certificate covering the number of Series A Preferred Shares representing the unconverted portion of the certificate so surrendered.

         (c)      FRACTIONAL SHARES

                  No fractions of Common Shares shall be issued upon conversion of the Series A Preferred Shares. If more than one Series A Preferred Share shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered. Instead of any fractions of Common Shares that would otherwise be issuable upon conversion of any Series A Preferred Shares, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest multiplied by the then effective Conversion Price.

         (d)      CONVERSION PRICE ADJUSTMENTS

                  The Conversion Price shall be subject to adjustment from time to time as follows:

                  (i)      Bonus Issue, Subdivision or Split

                           If the number of Common Shares outstanding at any time after the date hereof is increased by a bonus issue of Common Shares or by a subdivision of Common Shares, then, on the date such issue or subdivision is made, the Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of any Series A Preferred Shares shall be increased in proportion to such increase of outstanding shares.

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                  (ii)     Combination

                           If the number of Common Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Shares, then, on the effective date of such combination, the Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of any shares of Series A Preferred Shares shall be decreased in proportion to such decrease in outstanding shares.

                  (iii)    Consolidation, Merger, Sale, Lease or Conveyance

                           In case of any consolidation with or merger of the Company with or into another company, or in case of any sale, lease, or conveyance to another company of the assets of the Company as an entirety or substantially as an entirety, each Series A Preferred Share shall after the date of such consolidation, merger, sale, lease, or conveyance be convertible into the number of shares or other securities or property (including cash) to which the Common Shares issuable (at the time of such consolidation, merger, sale, lease, or conveyance) upon conversion of such Series A Preferred Share would have been entitled upon such consolidation, merger, sale, lease, or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of Series A Preferred Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares or other securities or property thereafter deliverable on the conversion of the Series A Preferred Shares.

                  (iv)     Rounding of Calculations; Minimum Adjustment

                           All calculations under this subparagraph (d) shall be made to the nearest cent (in U.S. currency) or to the nearest one hundredth (1/100th) of a share, as the case may be.

                  (v) Timing of Issuance of Additional Common Shares Upon Certain Adjustments

                           In any case in which the provisions of this subparagraph (d) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of Series A Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Share pursuant to subparagraph (c).

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         (e)      AUTOMATIC CONVERSION

                  Upon the closing of the IPO, each outstanding Series A Preferred Share shall automatically be converted into one or more Common Shares on the basis of the Conversion Price then in effect. Such automatic conversion shall be effected in substantially the same manner as set forth in subparagraph (b) of this Section 16, with the closing of the IPO to automatically constitute the Conversion Date.

                             CERTIFICATES FOR SHARES

17. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

18. Notwithstanding Article 17 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$l.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

                                 ISSUE OF SHARES

19. Subject to the provisions, if any, in that behalf hereinbefore contained or in the Memorandum of Association and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

20. The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

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                               TRANSFER OF SHARES

21. The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

22. The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five days in any year.

                                REDEEMABLE SHARES

23.      (a)      Subject to the provisions of the Statute and the Memorandum of
                  Association, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

         (b) Subject to the provisions of the Statute and the Memorandum of Association, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorised by the Company in general meeting and may make payment therefor in any manner authorised by the Statute, including out of capital.

                          VARIATION OF RIGHTS OF SHARES

24. If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

         The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

25. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                          COMMISSION ON SALE OF SHARES

26. The Company may in so far as the Statute from time to time permits pay a commission to



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         any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

                            NON-RECOGNITION OF TRUSTS

27. No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                                 LIEN ON SHARES

28. The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

29. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

30. To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

31. The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

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                                 CALL ON SHARES

32.      (a)      The Directors may from time to time make calls upon the
                  Members in respect of any monies unpaid on their shares
                  (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

         (b) A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

         (c) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

33. If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

34. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

35. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

36.      (a)      The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

         (b) No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

                              FORFEITURE OF SHARES

37.     (a)      If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of so much of the call, instalment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

         (b) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

         (c) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

38. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

39. A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

40. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

                     REGISTRATION OF EMPOWERING INSTRUMENTS

41. The Company shall be entitled to charge a fee not exceeding one dollar (US$l.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

                             TRANSMISSION OF SHARES

42. In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

43.      (a)      Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member
                  (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

         (b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

44. A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

                     AMENDMENT OF MEMORANDUM OF ASSOCIATION,
                  CHANGE OF LOCATION OF REGISTERED OFFICE, AND
                              ALTERATION OF CAPITAL

45.      (a)      Subject to and in so far as permitted by the provisions of the
                  Statute, the Company may from time to time by ordinary resolution alter or amend its Memorandum of

                  Association otherwise than with respect to its name and objects and may, without restricting the generality of the foregoing:

                  (i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

                  (ii) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

                  (iii) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value; or

                  (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

         (b) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

         (c) Subject to the provisions of the Statute, the Company may by Special Resolution change its name or alter its objects.

         (d) Without prejudice to Article 23 hereof and subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

         (e) Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

                CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

46. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case forty days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

47. In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

48. If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                 GENERAL MEETING

49.      (a)      Subject to paragraph (c) hereof, the Company shall within one year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o'clock in the morning.

         (b) At these meetings the report of the Directors (if any) shall be presented.

         (c) If the Company is exempted as defined in the Statute it may but shall not be obliged to hold an annual general meeting.

50.      (a)      The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

         (b) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

         (c) If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

         (d) A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

                           NOTICE OF GENERAL MEETINGS

51. At least five days' notice shall be given of an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 50 have been complied with, be deemed to have been duly convened if it is so agreed:

         (a) in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies; and

         (b) in the case of any other general meeting by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than seventy-five per cent in nominal value or in the case of shares without nominal or par value seventy-five per cent of the shares in issue, or their proxies.

52. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

53. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; two Members present in person or by proxy shall be a quorum provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

54. A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

55. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

56. The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

57. If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

58. The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

59. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

60. Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company's Minute Book containing the Minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

61.      The demand for a poll may be withdrawn.

62. Except as provided in Article 64, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

63. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

64. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

                                VOTES OF MEMBERS

65. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every Member of record present in person or by proxy at a general meeting shall have one vote and on a poll every Member of record present in person or by proxy shall have one vote for each share registered in his name in the register of Members.

66. In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

67. A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

68. No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

69. No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

70.      On a poll votes may be given either personally or by proxy.

                                     PROXIES

71. The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

72. The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

73. The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

74. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

75. Any corporation which is a Member of record of the Company may in accordance with its Articles or in the absence of such provision by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

76. Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

                                    DIRECTORS

77. There shall be a Board of Directors consisting of not less than one or more than ten persons (exclusive of alternate Directors) PROVIDED HOWEVER that the Company may from time to time by ordinary resolution increase or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscribers of the Memorandum of Association or a majority of them.

78. The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

79. The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

80. A Director or alternate Director may hold any other office or place of profit under the

         Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

81. A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

82. A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

83. A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

84. No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

85. A general notice that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 84 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

                               ALTERNATE DIRECTORS

86. Subject to the exception contained in Article 94, a Director who expects to be unable to attend Directors' Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

                         POWERS AND DUTIES OF DIRECTORS

87. The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

88. The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

89. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

90. The Directors shall cause minutes to be made in books provided for the purpose:

         (a)      of all appointments of officers made by the Directors;

         (b) of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

         (c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

91. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

92. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                                   MANAGEMENT

93.      (a)      The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

         (b) The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

         (c) The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

         (d) Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.

                               MANAGING DIRECTORS

94. The Directors may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

95. The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                            PROCEEDINGS OF DIRECTORS

96. Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting. In case of an equality of votes, the Chairman shall have a second or casting vote.

97. A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least two days' notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Article 52 shall apply mutatis mutandis with respect to notices of meetings of Directors.

98. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two, a Director and his appointed alternate Director being considered only one person for this purpose, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one. For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

99. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

100. The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

101. The Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

102. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

103. All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

104. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

105.     (a)      A Director may be represented at any meetings of the Board of
                  Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

         (b) The provisions of Articles 71-74 shall mutatis mutandis apply to the appointment of proxies by Directors.

                         VACATION OF OFFICE OF DIRECTOR

106.     The office of a Director shall be vacated:

         (a) if he gives notice in writing to the Company that he resigns the office of Director;

         (b) if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

         (c) if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

         (d)      if he is found a lunatic or becomes of unsound mind.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

107. The Company may by ordinary resolution appoint any person to be a Director and may in like manner remove any Director and may in like manner appoint another person in his stead.

108. The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total amount of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

                              PRESUMPTION OF ASSENT

109. A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

                                      SEAL

110.     (a)      The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

         (b) The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

         (c) A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

                                    OFFICERS

111. The Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

                      DIVIDENDS, DISTRIBUTIONS AND RESERVE

112. Subject to the Statute, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

113. The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

114. No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Statute.

115. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

116. The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

117. The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

118. Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

119.     No dividend or distribution shall bear interest against the Company.

                                 CAPITALISATION

120. The Company may upon the recommendation of the Directors by ordinary resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

                                BOOKS OF ACCOUNT

121. The Directors shall cause proper books of account to be kept with respect to:

         (a) all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

         (b)      all sales and purchases of goods by the Company;

         (c)      the assets and liabilities of the Company.

         Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

122. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

123. The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

                                      AUDIT

124. The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

125. The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

126. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

127. Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

                                     NOTICES

128. Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

129.     (a)      Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of sixty hours after the letter containing the same is posted as aforesaid.

         (b) Where a notice is sent by cable, telex, or telecopy, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation and to have been effected on the day the same is sent as aforesaid.

130. A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

131. A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

132. Notice of every general meeting shall be given in any manner hereinbefore authorised to:

         (a) every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members.

         (b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting; and

         No other person shall be entitled to receive notices of general meetings.

                                   WINDING UP

133. Subject to the provisions of Articles 6 and 12, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

134. Subject to the provisions of Articles 6 and 12, if the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

                                    INDEMNITY

135. The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

                                 FINANCIAL YEAR

136. Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

                             AMENDMENTS OF ARTICLES

137. Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

                         TRANSFER BY WAY OF CONTINUATION

138. If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.